UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Definitive Proxy Statement
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Santa Fe Energy Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANTA FE ENERGY TRUST

THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

Austin, Texas, June 28, 2007 - Santa Fe Energy Trust (NYSE symbol - SFF) announces additional adjournment of special meeting of unitholders.

The special meeting of unitholders of Santa Fe Energy Trust originally scheduled for June 22, 2007 and previously adjourned to June 29, 2007 has been further adjourned to allow additional time for unitholders to vote. The special meeting will be reconvened at noon Central Time on Thursday July 5, 2007, at the offices of the Trustee located at 601 Travis, 16th Floor, Houston Texas.  The record date for the meeting has not been changed and remains May 25, 2007.

The Trustee has determined to adjourn the meeting to July 5 to give unitholders additional time to vote. Of the proxies received to date, a preliminary count indicates that approximately 95.3% of the units represented by proxies are in favor of the proposal to extend the date by which the Trustee is required to use reasonable efforts to sell all of the net profits royalties held by the Trust from June 30, 2007 to November 30, 2007, and to extend certain related deadlines, all as described in the proxy statement for the meeting.  Approval of the proposal requires the affirmative approval of the holders of at least 3,150,001 Trust units.

Because the proposal has not yet been approved by the unitholders, the Trustee has obtained a temporary restraining order, from the District Court in Travis County, Texas, postponing the sale date to July 9, 2007.  If necessary, the Trustee may also seek court approval to extend the sale date to any date up to November 30, 2007.

Additional Information About the Special Meeting and Proposal and Where You Can Find It

In connection with the proposal to be voted on at the special meeting, the Trust has filed a definitive proxy statement with the SEC.  Before making any voting decision with respect to the proposal, Trust unitholders are urged to read the proxy statement because it contains important information about the proposal.   The proxy statement and any other documents filed by the Trust with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, unitholders of Santa Fe Energy Trust may obtain free copies of the proxy statement and any other documents filed with the SEC by contacting the Trustee at the address or toll-free number shown below, or by calling the Trust’s proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885.  You may also read and copy any reports, statements and other information filed by the Trust with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

The Trust will be liquidated on or before February 15, 2008.

Contact:

Santa Fe Energy Trust
The Bank of New York Trust Company, N.A., Trustee
Mike Ulrich
919 Congress Avenue
Austin, TX 78701
(800) 852-1422